                                AMENDMENT NO.1
                            TO NOTE AGREEMENT FOR
                         7.29% SENIOR NOTES DUE 2007

                   BROWN & SHARPE MANUFACTURING COMPANY

                                                                October 28, 1999

To each of the Holders of the
7.29% Senior Notes due 2007 of
Brown & Sharpe Manufacturing Company

Ladies and Gentlemen:

     Brown & Sharpe Manufacturing Company (the "Company") has heretofore issued its 7.29% Senior Notes due November 10, 2007 (the "Notes") in the aggregate principal amount of $50,000,000 under and pursuant to the Note Agreement, dated as of November 10, 1997, among the Company and the original purchasers of the Notes (the "Note Agreement"). Terms used herein which are defined in the Note Agreement are used herein as so defined.

                             Preliminary Statement

     The Company was not in compliance with the provisions of paragraph 6D of the Note Agreement (Interest Coverage Ratio) for the period ended September 30, 1999 (the "Interest Coverage Default") and expects to be unable to effect compliance with such provisions for the period ending December 31, 1999. The Company was not in compliance with the provisions of paragraph 6E of the Note Agreement (Debt to EBITDA Ratio) for the periods ended June 30, 1999 and September 30, 1999 (the "Debt to EBITDA Default") and expects to be unable to effect compliance with such provisions for the period ending December 31, 1999. The Company also expects to be unable to effect compliance with the provisions of paragraphs 6A (Maintenance of Adjusted Consolidated Net Worth) and 6F (Consolidated Fixed Charges Coverage Ratio) of the Note Agreement for the quarter ending December 31, 1999. As a consequence of the Interest Coverage Default and the Debt to EBITDA Default, Events of Default have occurred and are continuing under paragraph 7 A(v) of the Note Agreement. In addition a further Event of Default has occurred and is continuing under paragraph 7 A(iii) of the Note Agreement (the "Bank Cross Default") as a consequence of certain existing defaults under the New Bank Facility (the "Existing Bank Defaults").

     In connection with the foregoing the Company is requesting certain amendments to, and consents and waivers under and in respect of, the Note Agreement and, subject to the terms and provisions hereof, each undersigned holder of Notes is agreeable thereto. Accordingly, the Company agrees with you as follows:

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     Section 1. Waivers and Consents. Each undersigned holder of Notes hereby
(i) waives the application of the provisions of paragraph 6D of the Note Agreement for the period ended September 30, 1999 and agrees that the Interest Coverage Default shall not constitute an Event of Default, (ii) waives the application of the provisions of paragraph 6E of the Note Agreement for the periods ended June 30, 1999 and September 30, 1999 and agrees that the Debt to EBITDA Default shall not constitute an Event of Default, (iii) waives the application of the provisions of paragraphs 6A, 6D, 6E and 6F of the Note Agreement for the quarter ending December 31, 1999, (iv} consents and agrees to the execution and delivery of an amendment to the New Bank Facility in substantially the form of Amendment No.1 and Waiver Agreement dated as of November __, 1999 (MTH&M Draft 11/01/99) heretofore delivered to the holders of the Notes (the "Bank Amendment") and (v) agrees that the Bank Cross Default arising as a result of the Existing Bank Defaults shall not constitute an Event of Default.

     Section 2. Amendments. (a) The Note Agreement is hereby amended by adding a new paragraph 5I thereto reading as follows:

          5I. Incorporated Debt Provisions. If the Company shall enter into, assume or otherwise be or become liable under (a "Debt Incurrence") any agreement or instrument executed and delivered in connection with any outstanding Debt (or pursuant to any revolving credit or similar arrangement under which Debt may be outstanding) (herein called an "Other Debt Agreement") containing one or more Additional Covenants or Additional Defaults (the "Incorporated Debt Provisions"), such Incorporated Debt Provisions shall ipso facto be incorporated herein as if fully set forth at this place with such changes mutatis mutandis to make such Incorporated Debt Provisions applicable to this Agreement and the Notes without any further requirement for notice or action on the part of the Company or any holder of a Note. The Company agrees that upon any such Debt Incurrence it will (x) give notice thereof, together with a copy of the applicable Incorporated Debt Provisions, to the holders of the Notes and (y) execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement evidencing the amendment of this Agreement to include such Incorporated Debt Provisions, provided that such execution and delivery shall not be necessary for or a condition to the incorporation of the Incorporated Debt Provisions as provided in the preceding sentence. Any amendment or deletion of any Additional Covenant or Additional Default arising out of any amendment to, or termination of, the relevant Other Debt Agreement shall become effective to effect the same amendment to (or deletion of) such Additional Covenant or Additional Default, as the case may be, on the 180th day following the Company's giving notice thereof to the holders of the Notes; provided, that no Default or Event of Default shall have occurred and be continuing on such 180th day.

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

          (b) Paragraph 6B of the Note Agreement is amended by deleting the word "and" at the end of clause (ix), replacing the period at the end of clause
     (x) with a semicolon and adding new clauses (xi) and (xii) reading as follows:
               (xi) Liens securing the Notes and other payment obligations of the Company hereunder and (to the extent equally and ratably secured with the Notes and such other payment obligations) the Debt and other payment obligations of the Company outstanding from time to time under the New Bank Facility; and

               (xii) Liens on the computer software known as "PC-DMIS" and all future revisions, upgrades and enhancements thereto in favor of William Wilcox, Mark Cluff and The Church of Jesus Christ of Latter-Day Saints securing obligations not in excess of the sum of $8,500,000 plus $131 for each copy of PC-DMIS sold within five years of the consummation of the stock acquisition referred to in clause
          (ii) of the definition of Restricted Investment.

          (c) Clause (ii) of paragraph 6C of the Note Agreement is amended in its entirety to read as follows:

               (ii) Debt in respect of the New Bank Facility limited to $30,000,000 aggregate principal amount at any time outstanding thereunder and the Subordinated Debt (as that term is defined in Section 6 of Amendment No. 1, dated October 28, 1999, to this Agreement);

          (d) The last sentence of paragraph 6C of the Note Agreement is amended in its entirety to read as follows:

               In addition, the (Company will not permit any Subsidiary to create, incur, assume or permit to exist Debt or issue any Preferred Stock except (1) as permitted under clauses (ii), (iii) and (v) above,
          (2) borrowings made by one or more Foreign Subsidiaries (which may be consolidated subsidiaries, but which shall not be Wholly-Owned Subsidiaries) transacting business in the Peoples Republic of China (each a "Chinese Borrowing Subsidiary" and collectively ("Chinese Borrowing Subsidiaries") in the local Chinese currency ("Chinese Borrowings") in an aggregate amount for all Chinese Borrowing Subsidiaries not exceeding the Dollar equivalent of $6,000,000 which borrowings are not directly or indirectly recourse to the Company or any other Subsidiary or any of their respective assets (by way of Guarantee or otherwise) and (3) Debt or Preferred Stock which when combined with outstanding Debt and the aggregate liquidation value of all Preferred Stock of all Subsidiaries then outstanding (other than Debt under clause (v) above and Debt referred to in the preceding clause (2)) does not exceed the sum of $20,000,000 and 5% of Adjusted Consolidated Net Worth as at the end of the most recently concluded fiscal quarter of the Company.

          (e) Anything in the Note Agreement to the contrary notwithstanding, during the Interim Period (as defined below):

               (i) the Company and its Subsidiaries shall not be permitted to make (x) any Investments pursuant to clause (vii) of the definition of "Permitted Investments" in paragraph 10B of the Note Agreement (without prejudice to their entitlement to hold Investments made pursuant to said clause prior to the date hereof) or (y) any Restricted Investments or Restricted Payments (without prejudice to their entitlement to hold Restricted Investments made pursuant to paragraph 6L prior to the date hereof);

               (ii) the Company and its Subsidiaries shall not be permitted to create, incur or assume any Debt pursuant to clause (iv) of paragraph 6C of the Note Agreement (without prejudice to any Debt created, incurred or assumed thereunder and outstanding immediately prior to the date hereof); and

               (iii) the Company and its Subsidiaries shall not be permitted to create, incur or assume any Lien pursuant to clause (ix) of paragraph 6B of the Note Agreement (without prejudice to any Lien created, incurred or assumed thereunder and outstanding immediately prior to the date hereof).

As used herein, the term "Interim Period" means the period from the date hereof until the Company is again in compliance with each of paragraphs 6A, 6D, 6E and 6F of the Note Agreement (without giving effect to any waiver hereunder) and no Event of Default has occurred and is continuing

     The Company agrees that any failure to observe any of its obligations under this Section 2(e) shall be an Event of Default for all purposes of the Note Agreement.

          (f) Clause (v) of paragraph 7A of the Note Agreement is amended in its entirety to read as follows:

               (v) the Company fails to perform, observe or comply with any agreement contained in paragraph 4F or 4G, in the last sentence of paragraph 5A, in paragraph 5B, 5F or 5H or in paragraph 6 or in any Additional Covenant incorporated herein as provided in paragraph 5I, or any event constituting an Additional Default incorporated herein as provided in paragraph 5I shall have occurred and be continuing, or the Company shall not have (x) consummated the Subordinated Debt Placement referred to in Section 6 of Amendment No. 1, dated October 28, 1999, to this Agreement ("Amendment No. 1") on or prior to the date specified in said Section 6 or prepaid the Notes as required by said
          Section 6

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          from the proceeds of such Subordinated Debt Placement or (y) complied with the provisions of Section 7 or Section 9 of Amendment No. 1;

          (g) The definition of "Restricted Investment" in paragraph 10B of the Note Agreement is hereby amended in its entirety to read as follows;

                "Restricted Investment" shall mean any expenditure or the incurrence of any liability to make any expenditure for an Investment other than (i) a Permitted Investment and (ii) expenditures by the Company in connection with the acquisition of shares of capital stock of Wilcox Associates Inc., a Delaware Corporation, that the Company does not own as of October 20, 1999, so long as such expenditures do not exceed $8,500,000 plus $131 for each copy of PC-DMIS sold within five years of the consummation of such acquisition.

          (h) Paragraph 10B of the Note Agreement is further amended by adding thereto the following additional terms in proper alphabetical order:

               "Additional Covenant" shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of the covenants in paragraphs 5 and 6 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amount or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Debt created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an "Additional Covenant" only to the extent that it is more restrictive or more beneficial) or (ii) provides for (x) restrictions on the incurrence of Debt, sales of assets or the making of Restricted Payments or (y) the maintenance of financial ratios or of any balance sheet item at any particular level in a manner which is different from the subject matter of the covenants in paragraph 5 and 6 of this Agreement, or related definitions in paragraph 10 of this Agreement.

               "Additional Default" shall mean any provision contained in any document or instrument creating or evidencing Debt of the Company which permits the holder or holders of Debt to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase such Debt prior to the stated maturity thereof and which either (i) is similar to the Defaults and Events of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts

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          or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holder or holders of such other Debt (and such provision shall be deemed an "Additional Default" only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of the Defaults and Events of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement; provided, however that no such provision that arises solely as the result of a violation of any affirmative or negative covenant or similar restriction contained in such document or instrument (whether or not the same is an Additional Covenant) shall be an Additional Default.

     Section 3. Increased Interest Rates. The Company agrees that the interest rate on the Notes is hereby increased to an annual rate of 8.79% with effect from and after July 1, 1999, and the amount of interest payable on overdue payments on the Notes shall be a rate per annum equal to the greater of (i) 10.79% and (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Section 4. Representations and Warranties. The Company represents and warrants to the holders of the Notes as follows:

          (a) Except as described above no Default or Event of Default exists nor will any Default or Event of Default exist after giving effect to the effectiveness of this Agreement.

          (b) None of the statements, documents or other information (including, without limitation, the financial statements and related certificates most recently provided to the holders of the Notes pursuant to paragraph 5A of the Note Agreement) furnished by, or on behalf of, the Company to the holders of the Notes in connection with the negotiation, execution and delivery of this Agreement contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances in which they were made. There is no fact which the Company has not disclosed to the holders of the Notes which materially affects adversely or, so far as the Company can now foresee, will materially affect adversely the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

          (c) In making the solicitation of the holders of the Notes in connection with the execution of this Agreement the Company is in compliance with the provisions of paragraph 11C of the Note Agreement.

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     Section 5. Effectiveness. The consents and waivers under, and the amendments to, the Note Agreement set forth in Section 1 and Section 2 shall become effective (the "Amendment Effective Date") when (i) the Company shall have received counterparts of this letter executed by the Required Holders, (ii) the Company shall have entered into the New Bank Amendment which shall have the effect of permanently waiving the Existing Bank Defaults (at least to the same extent as Events of Default under the Note Agreement are waived hereunder) and the same shall have become effective (except for the satisfaction of any condition therein that this Agreement shall have become effective) and (iii) each holder of Notes shall have received an amount equal to 0.25% of the outstanding principal amount of Notes held by such holder. The amendments to the Notes set forth in Section 3 shall become effective when the Company shall have received counterparts of this letter executed by the Required Holders. The Company shall give notice of the effectiveness hereof to all of the holders of the Notes as provided in paragraph 11C of the Note Agreement.

     Section 6. Senior Subordinated Debt Offering. The Company is requesting the execution and delivery of this Agreement in anticipation of an offering of approximately $35,000,000 aggregate principal amount of its senior subordinated debt (the "Subordinated Debt") with warrants for the purchase of common stock of the Company (the "Subordinated Debt Placement"). The Company confirms that the Subordinated Debt will be subordinated to the Notes such that (i) no principal payments will be made thereon prior to the payment in full of the Notes, (ii) no payments of any kind will be made thereon if a Default or Event of Default exists, and (iii) no payments will be made in respect thereof in any bankruptcy proceeding involving the Company until all payments of principal, interest (including post-petition interest), Yield Maintenance Amount and other amounts payable under the Note Agreement shall have been paid in full in cash. The final terms of the Subordinated Debt (including without limitation covenant levels, defaults and subordination provisions) shall be subject to the prior written approval of the Required Holders. Unless the Required Holders shall otherwise agree, the Company covenants that (i) it will consummate the Subordinated Debt Placement with the issuance of not less than $30,000,000 of Subordinated Debt within 90 days after the Amendment Effective Date as provided in Section 5 (but in any event not later than January 31, 2000) and (ii) it will apply a portion of the proceeds of the Subordinated Debt Placement to the prepayment of at least $10,000,000 principal amount of the Notes (or, if the Permanent Amendment Proposal and the Intercreditor Requirement shall not have been implemented and satisfied as contemplated by the provisions of Section 8 hereof, a principal amount of Notes equal to 62.5% of the Subordinated Debt so issued) pursuant to the provisions of paragraph 4B of the Note Agreement.

     Section 7. Undertakings. In order to induce the holders of the Notes to grant the waivers and agree to the amendments provided for in Sections 1 and 2, the Company agrees (for the benefit of the holders of the Notes from time to time outstanding) that not later than November 19, 1999, the Company will, and will cause each of its Material Domestic Subsidiaries to, grant to the Collateral Agent for the benefit of the Secured Parties as defined in the Intercreditor Agreement a perfected first priority interest in all of their respective tangible property (including plants, improvements and fixtures) that is located in the United States and all of their respective intangible personal property pursuant to documentation (including appropriate security agreements, legal opinions, filings and recordations) in form and substance satisfactory to the Required Holders; provided, that (i) the Company need not grant or perfect a security interest in a particular property if the granting of such security interest would violate the obligations of the Company under any agreement or instrument to which it is a party (but the Company will use its best efforts to obtain all such third-party consents as may be required in order to grant such security interest) or if in the sole opinion of the Required Holders the obtaining or perfecting of a security interest in such property would be unduly costly or burdensome, and (ii) such security interest shall be subject to any security interest in such property as of the date of this Agreement.

     Section 8. Permanent Amendments. Primarily as a result of various restructuring charges taken or to be taken by the Company in connection with the realignment of its business and a change in focus of its overall business strategy, the Company has asked the holders of the Notes to enter into negotiations to effect permanent amendments to the financial covenants and certain other provisions under the Note Agreement (the "Permanent Amendment Proposal"). In that connection the Company acknowledges and agrees that the holders of the Notes and the lenders which are parties to the New Bank Facility (the "Facility Banks") will enter into Intercreditor arrangements (for such periods and on such terms as shall be mutually agreeable between the Facility Banks and the holders of the Notes) which will provide in substance that the holders of the Notes and the Facility Banks will share in recoveries on the total Debt under the Notes and the Note Agreement and under the New Bank Facility (upon realization upon collateral, exercise of rights of set-off and otherwise) in the ratio of 62.5% (holders of Notes) and 37.5% (Facility Banks) (which may result in an ultimate reallocation of amounts paid from proceeds of the Subordinated Debt Placement described above) (the "Intercreditor Requirement").

     The Company acknowledges that the execution and delivery of this Agreement is being sought by the Company without the holders of the Notes having had the necessary time to (i) reach agreement with the Facility Banks on the specifics of the intercreditor arrangements referred to in this Section 8 or (ii) review and investigate the business and operations of the Company and its Subsidiaries and the changes proposed therein by the Company which are necessary in order to complete a considered and responsible analysis of the Permanent Amendment Proposal. Notwithstanding anything to the contrary contained herein, the implementation of the Permanent Amendment Proposal (and the respective forms of agreements and instruments required in connection therewith) will require the concurrence and the approval of the Required Holders (which concurrence and approval as to any individual holder may be given or withheld in its sole and absolute discretion).

     Section 9. Actions in respect of New Bank Facility. As of the date of this Agreement the Company has borrowed an aggregate of $27,400,000 and there are undrawn letters of credit in the aggregate amount of $253,632 outstanding thereunder (collectively, the "Outstanding Bank loans"). The Company agrees that unless and until the Permanent Amendment Proposal is approved and put into place as contemplated by Section 8 hereof, the Company will not repay any of the Outstanding Bank Loans (or permit any payment thereof to occur as the result of the exercise of any rights of set off or otherwise) unless either (x) the Required Holders shall consent thereto or (y) the Company shall prepay a principal amount of Notes pursuant to the provisions of paragraph 4B of the Note Agreement in an amount equal to 167% of the amount of Outstanding Bank Loans so repaid.

     Section 10. Miscellaneous.

     (a) Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto and the holders from time to time of the Notes.

     (b) Survival. All warranties, representations, certifications and covenants made by the Company in this Agreement or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the holders of the Notes and shall survive the execution of this Agreement, regardless of any investigation made by or on behalf of any holder of a Note. All such statements made herein or in any such certificate or other instrument shall constitute warranties and representations of the Company under this Agreement and the Note Agreement.

     (c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     (d) Section Headings, etc. The titles of the Sections hereof appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement.

     (e) Counterparts. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each such party hereto shall constitute one duplicate original. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile transmission a signature page of this Agreement signed by such party, and such facsimile signature shall be treated in all respects as having the same effect as an original signature.

     (f) Affirmation of Note Agreement and Notes. Except as expressly amended hereby, the Note Agreement and the Notes shall continue in full force and effect in accordance with the provisions thereof.

     If you are in agreement with the foregoing, please sign the form of acceptance on an enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between us (subject to effectiveness as aforesaid).

                                        BROWN & SHARPE MANUFACTURING COMPANY

                                        By: ________________________________
                                            Title:

The foregoing Amendment No. 1
relating to the 7.29% Senior Notes of
Brown & Sharpe Manufacturing
Company is hereby accepted:


THE PRUDENTIAL LIFE INSURANCE COMPANY
    OF AMERICA

By: ______________________________
    Title:


PRUCO LIFE INSURANCE COMPANY

By: ______________________________
    Title:


U.S. PRIVATE PLACEMENT FUND

By: Prudential Private Placement Investors, L.P.,
        Investment Advisor

    By: Prudential Private Placement Investors, Inc.,
        its General Partner

    By: __________________________
        Title:

The foregoing Amendment No. 1
relating to the 7.29% Senior Notes of
Brown & Sharpe Manufacturing
Company is hereby accepted:

HARTFORD LIFE INSURANCE COMPANY

By: Hartford Investment Services, Inc.
    Its Agent and Attorney-in-Fact


By: __________________________________
    Title:

The foregoing Amendment No. 1
relating to the 7.29% Senior Notes of
Brown & Sharpe Manufacturing
Company is hereby accepted:

THE GUARDIAN LIFE INSURANCE COMPANY
    OF AMERICA


By: __________________________________
    Title:


FORT DEARBORN LIFE INSURANCE COMPANY

By: Guardian Asset Management Corp.


By: __________________________________
    Title:

The foregoing Amendment No. 1
relating to the 7.29% Senior Notes of
Brown & Sharpe Manufacturing
Company is hereby accepted:

NATIONWIDE LIFE INSURANCE COMPANY


By: __________________________________
    Title

The foregoing Amendment No. 1
relating to the 7.29% Senior Notes of
Brown & Sharpe Manufacturing
Company is hereby accepted:

CUMMINGS & CO.
(Nominee for The Canada Life Assurance Company)


By: __________________________________
    Title:

The foregoing Amendment No. 1
relating to the 7.29% Senior Notes of
Brown & Sharpe Manufacturing
Company is hereby accepted:

CUMMINGS & CO.
(Nominee for Canada Life Insurance
Company of New York)


By: ___________________________________
    Title:

The foregoing Amendment No. 1
relating to the 7.29% Senior Notes of
Brown & Sharpe Manufacturing
Company is hereby accepted:

CUMMINGS & CO.
(Nominee for Canada Life Insurance
Company of America)


By: __________________________________
    Title:

The foregoing Amendment No. 1
relating to the 7.29% Senior Notes of
Brown & Sharpe Manufacturing
Company is hereby accepted:

PROVIDENT MUTUAL LIFE AND ANNUITY
INSURANCE COMPANY


By: __________________________________
    Title: